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EXHIBIT 23.1


                       CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement Form S-8 to be filed on July 21, 1995 pertaining to the Citizens Banking Corporation Stock Option Plan for Directors of our report dated January 18, 1995, with respect to the consolidated financial statements of Citizens Banking Corporation incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1994, filed with the Security and Exchange Commission.


                                                     Ernst & Young LLP

Detroit, Michigan
July 19, 1995